Exhibit 10.3

INTERIM PRODUCTS AND SERVICES SUPPORT AGREEMENT

This Interim Products and Services Support Agreement made and entered into as of this 18th day of October 2016, by and between Medicine Man Technologies, Inc. a Nevada Corporation (hereinafter referred to as “MMT”) and Pono Publications Ltd. (“Pono”) and Success Nutrients, Inc. (“SNI”), each a Colorado corporation is defined as follows.

WHEREAS “MMT” entered into a binding term sheet to acquire “Pono” and “SNI” on about August 12, 2016 and reaffirming that both parties to that agreement are desiring to continue to work to fulfill the general terms and conditions of that agreement;

WHEREAS both parties are now stipulating to the terms and conditions as included in this interim agreement as a ‘bridge’ to work together in the interim and in an effort to continue working to complete the acquisition as stipulated to in that binding term sheet (see Exhibit A);

WHEREAS both parties further agree that “Pono” also represents the current Three A Light ® brand as well as future iterations including but not limited to Three A Light Pro (to be registered) as well as the professional services of Joshua Haupt, its founder and noting that further and future improvements to that existing cultivation technology platform are also included in the scope of this agreement;

WHEREAS both parties agree that the professional services and experience of Joshua Haupt will be included as a part of the “Pono” corporate envelop;

Both parties hereby agree to the following:

That “MMT” is hereby authorized to represent its consulting services pertaining to general cultivation efficiencies, skills, and services as demonstrated by “Pono” in its current and future products line(s) and that “Pono” shall supply professional services and support for deployment of such professional services and support as may be mutually agreed upon during the term of this agreement.

That “MMT” shall maintain its clients benefiting from such value as “Pono” provides working with “Pono” to schedule professional services and support for marketing, training, and general fulfillment of the terms and conditions of such consulting service agreements “MMT” shall have with its clients. This support shall include but not be limited to planned reasonable access to Joshua Haupt’s Colorado based grow facilities that implement Three A Light and Joshua Haupt and/or his designated Pono Master Grower Employee for tours and discussions as may be needed to better define consulting services and values offered through this relationship, access to “Pono” and Joshua Haupt and/or his designated Pono Master Grower Employee for meetings related to facility design, fulfillment, training, and other related professional services and support as may be agreed to from time to time as it relates to this agreement.

That “Pono” shall be entitled to pre-agreed upon professional service and support fees, plus be reimbursement of any hard costs and/or approved travel expenses related to the general fulfillment of the terms of this agreement and that such terms shall be considered ‘fluid’ based upon variations of the existing and future “MMT” client base and its consulting services agreement with such client, and as such shall be negotiated to in good faith as necessary to further the relationship between all parties.

That “Pono” shall extend all reasonable discounts for its professional services and support to “MMT” and/or MMT’s clients as “Pono” deems appropriate and that both parties will work together to insure best practices are deployed in the general delivery of all professional services and support of “MMT” clients.

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That “SNI” shall be featured as “MMT’s” exclusive nutrient line and all sales and support relative to “MMT’s” securing of “SNI” clients shall be “SNI’s” responsibility with support from Joshua Haupt and “SNI”, and both parties acknowledge the need to work together in servicing such clients.

That “SNI” shall extend all reasonable discounts ranging between 20-40% off established retail price based on the order quantity and client support services to “MMT” clients as “SNI” deems appropriate and that both parties will work together to insure best practices are deployed in the general deliver of all customer service and support of “MMT” clients.

That “Pono” and “SNI” agree to allow their names and product lines to be marketed externally by “MMT” but shall maintain final approval authority (“Pono” and “SNI” via Joshua Haupt) for such external advertising prior to release. That “MMT” allow for reciprocity in the same manner to “Pono” and “SNI” noting Brett Roper shall be responsible for final approvals of any such external advertising or promotional element.

That “Pono” and “SNI” shall be featured in various internal advertising on the “MMT” website and that all related support for the creation of these elements shall be coordinated and approved by Joshua Haupt, the sole “Pono” and “SNI” representative.

That both parties shall be responsible for their own internal costs of operations and marketing but noting that both parties shall offer each other opportunities for mutual marketing of products and services as each may deploy, each at the expense of each party as it relates to the hard costs of participation. That “MMT” will continue to market “Pono” and “SNI” products and services at all trade shows, seminars, and other public appearance opportunities as reasonably possible and that both “Pono” and “SNI” shall reciprocate as reasonably possible.

That both parties agree that all licensing services (not related to Cultivation MAX and or other services that may be deployed in the future and as mutually agreed upon by both parties to this agreement), wherein “MMT” is recommending the use of “SNI” and wherein the licensing services client may also benefit from cultivation and facility design elements mutually generated by both parties, that the hard costs of acquisition and servicing such clients from a direct cost standpoint shall also reduce the final compensation of each partner to this agreement.

That both parties agree that compensation, one to another for all mutual clients and expense burden shall be defined as provided in Exhibit “B” to this Agreement, included herein as if set forth.

Should “Pono” or “SNI” representatives attend conferences or conventions “MMT” is sponsoring, it is agreed that while fees related to the general presence at the event are “MMT’s” responsibility, “Pono” and “SNI” attendees shall pay the costs related to general attendance and all travel expense at such events and by way of reference, the same shall apply in the reverse should “MMT” attend events “Pono” or “SNI” are supporting.

Other Terms

Both parties hereby agree that this Interim Product and Services Support Agreement shall remain in effect until either 1) the existing acquisition process is successfully completed, 2) both partied mutually agree that this agreement shall be discontinued via a ninety (90) notice one to each other, or 3) it is replaced by a more permanently structured future agreement.

Both parties hereby agree that “MMT” will craft an 8K explaining the extension of time needed to complete the acquisition as initially envisioned and that this interim agreement will basically provide for an orderly transition to completion of the acquisition process.

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Both parties hereby agree that both Colorado and Nevada law may be used in any final interpretation of this agreement based upon the domicile of each company and that both shall agree that all disputes, claims, and controversies concerning the validity, interpretation, performance, or breach of this agreement shall be construed in accordance with the laws of the State of Colorado, without regard to conflicts of laws. Should the parties fail to reach settlement in any such dispute, claim or point of validity both agree to comply with equitable binding arbitration, both parties to approve the appointment of the Arbiter.

Both parties agree that there are certain critical values represented herein, one to the other and that Joshua Haupt and Brett Roper shall handle any and all day to day elements related to the agreements requisites and management and that such elements when needed, in their sole opinion shall be documented via email one to the other with a return email of agreeance by the other.

IT IS CRITICAL that both parties hereby reaffirm their determination to work together to fulfill the terms and conditions stipulated to in the Term Sheet as executed on or about August 12, 2016 and that by affixing their signatures to this agreement do hereby reaffirm their commitment to working together to complete that process.

Agreed to this date, October 18, 2016.

Signatures to be affixed below:

   /s/ Joshua Haupt

Mr. Joshua Haupt, a resident of Colorado

Legal Representative of “Pono” and “SNI” Interests

   /s/ Brett Roper

Mr. Brett Roper, a resident of Colorado

Legal Representative of of “MMT”

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